UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2008

Date of Report (Date of earliest event reported)

Macrovision Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53413	26-1739297
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2830 De La Cruz Boulevard

Santa Clara, California 95050

(Address of principal executive offices, including zip code)

(408) 562-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 10, 2008, TV Guide Magazine Group, Inc. (“TV Guide”), Sample Media, LLC (“Buyer”), an affiliated company of OpenGate Capital, LLC, and, solely with respect to Sections 2.7, 6.2 and 6.3, Macrovision Solutions Corporation (“Macrovision”), the ultimate parent company of TV Guide, signed a definitive Asset Purchase Agreement (the “Agreement”) for the purchase by Buyer from TV Guide of certain assets of TV Guide used in the operation of the TV Guide Magazine business. In connection with the transaction, Buyer will assume certain liabilities of the TV Guide Magazine business, and Macrovision will loan Buyer an amount not to exceed $9.5 million under certain terms and conditions. The transaction is subject to customary conditions to closing and is expected to close on or about December 1, 2008. The completion of the transaction is not subject to Macrovision stockholder approval. The foregoing description of the Agreement and the transaction is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description

10.1	Asset Purchase Agreement dated October 10, 2008 by and among TV Guide Magazine Group, Inc., Sample Media, LLC, and, solely with respect to Sections 2.7, 6.2 and 6.3, Macrovision Solutions Corporation

99.1	Press release dated October 13, 2008 entitled “Macrovision Announces Sale of TV Guide Magazine”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macrovision Solutions Corporation
(Registrant)

Date: October 14, 2008	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel